EXHIBIT 23.2



                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sparta Foods, Inc. Stock Option Plan of the report of McGladrey & Pullen, LLP dated November 27, 1995, except for Note 5, as to which the date is December 21, 1995, on the financial statements of Sparta Foods, Inc. for the year ended September 30, 1995, included in Sparta Foods, Inc.'s 1995 Annual Report, and incorporated by reference in Form 10-KSB.



                                                 /s/ McGladrey & Pullen, LLP
                                                 McGladrey & Pullen, LLP



McGladrey & Pullen, LLP
St. Paul, Minnesota
April 10, 1996